UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934

     Date of Report: (Date of earliest event reported) July 3, 1995.


                          BRYAN STEAM CORPORATION
           (Exact name of registrant as specified in its charter)

                                 NEW MEXICO
               (State or Other Jurisdiction of Incorporation)

          0-3366                        35-0202050
     (Commission File Number) (IRS Employer Identification No.)


          Post Office Box 27, Peru, Indiana                 46970
        (Address of Principal Executive Offices)           (Zip Code)

            Registrant's telephone number, including area code:
                               (317) 473-6651

                               Not Applicable
     (Former Name or Former Address, if Changed Since Last Report.)

     Item 5.  Other Events.

          On July 3, 1995, Bryan Steam Corporation (the "Registrant"), through its newly formed wholly-owned subsidiary, Wendland Manufacturing Co., an Indiana corporation ("Bryan-Wendland"), acquired the business operation and operating assets of Wendland Manufacturing Co., a Texas corporation ("Wendland"), located in San Angelo, Texas. Pursuant to the terms of an Asset Purchase and Sale Agreement dated June 23, 1995, among Bryan-Wendland, Wendland and Wendland's shareholders, Bryan-Wendland acquired certain real estate, equipment, inventory and other tangible and intangible property, including all rights to the name "Wendland Manufacturing Co." in exchange for $1,115,000 cash.

          The Registrant funded the acquisition through a combination of cash reserves and a $1.0 million variable rate loan from First of America. The loan is for a term of five (5) years, has an interest rate equal to the prime rate, and is secured by certain of the Registrant's equipment and receivables.

          Prior to the transaction, Wendland was a manufacturer and distributor of pressure vessels from its facility in San Angelo, Texas. The Registrant currently intends to cause Bryan-Wendland to continue to use the acquired assets in the operation of the pressure vessel manufacturing and sales business.

                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BRYAN STEAM CORPORATION
                                 (Registrant)



     Date:  July 13, 1995        /s/Albert J. Bishop
                                 Albert J. Bishop
                                 President